UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2013(August 2, 2013)

UBIQUITY BROADCASTING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-179738	99-0371375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Research Drive Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 489-7600

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events

As previously disclosed on Ubiquity Broadcasting Corporation’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission on July 19, 2013, the Company’s Board of Directors (the “Board”) approved the forward split of the Company’s issued and outstanding shares on a basis of 1 for 4 (the “Forward Split”). The Company previously disclosed that it intended to notify the Financial Industry Regulatory Authority (“FINRA”) of the Forward Split prior to the closing of the proposed merger with Ubiquity Broadcasting Corporation, previously disclosed on the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2013. However, the Board has determined that it is advisable and in the best interests of the Company to notify FINRA of the Forward Split after the closing of the proposed merger. Accordingly, the shareholders of the private company that receive shares of the Company’s common stock in connection with the merger shall be included in the Forward Split. The merger has not closed and the Company cannot make any assurances that the merger will close, if ever.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

UBIQUITY BROADCASTING CORPORATION

Date: August 6, 2013	By:	/s/ Christopher Carmichael
Christopher Carmichael
President and Chief Executive Officer